Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference of (i) our reports relating to the proved oil and gas reserves associated with certain properties of Merit Energy Company and affiliates (collectively, “Merit”), which reports appear in the Current Report on Form 8-K of PDC Energy, Inc. (f/k/a Petroleum Development Corporation) (“PDC”) filed on May 14, 2012, (ii) information from our reserves report dated January 18, 2012, included in or made a part of PDC’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 1, 2012, and our summary report attached as Exhibit 99.1 to the Form 10-K, each incorporated by reference in the Registration Statement of PDC on Form S-4, including any amendments thereto (collectively, the “Registration Statement”), and (iii) information derived from such reports in the Registration Statement and any related prospectuses. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectuses.

/s/ Ryder Scott, L.P.

Ryder Scott, L.P.

Denver, Colorado

November 16, 2012